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                                                                    EXHIBIT 99.1

[AMEDISYS LOGO]


                   AMEDISYS ANNOUNCES APPOINTMENT OF AUDITORS


BATON ROUGE, Louisiana (May 28, 2002) - Amedisys, Inc. (NasdaqSC: "AMED"), one of America's leading home health nursing companies, today announced that it has appointed its successor independent auditors for fiscal year 2002.

The Board of Directors of Amedisys, Inc., upon the recommendation of the Audit Committee, has appointed KPMG LLP as the Company's independent auditors for the 2002 fiscal year.

Amedisys, Inc., a leading multi-regional provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. Its common stock trades on The Nasdaq SmallCap Market under the symbol "AMED".

  Additional information on this Company can be found on the World Wide Web at:

                             http://www.amedisys.com

                    For further information, please contact:

             Larry Graham, Chief Operating Officer at (225) 292-2031
                                       or
    RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893
                                 or via e-mail
                              at info@rjfalkner.com